SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 3, 2010
(Date of earliest event reported)

UNIVERSAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	001-00652	54-0414210
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9201 Forest Hill Avenue	23235
Richmond, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(804) 359-9311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

The Registrant issued a press release on August 3, 2010, discussing its results for the quarter ended June 30, 2010.  The press release is attached as Exhibit 99.2 and is incorporated by reference into this Item 2.02.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2010, the Board of Directors of the Registrant amended and restated the Registrant’s Amended and Restated Bylaws, which changes are effective as of August 3, 2010.  The Amended and Restated Bylaws were amended to change the date of the annual meeting of shareholders of the Registrant from the first Tuesday in August of each year to the second Tuesday in August of each year, or such other day as the Board of Directors shall determine.

The preceding description is qualified in its entirety by reference to the Amended and Restated Bylaws, as amended, which are included as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 8.01.        Other Events.

On August 3, 2010, the Registrant issued a press release announcing quarterly dividends for the Registrant’s common stock and preferred stock.  The press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

	No.	Description
	3.1	Amended and Restated Bylaws, effective as of August 3, 2010.*

	99.1	Press release dated August 3, 2010, announcing quarterly dividends.*

	99.2	Press release dated August 3, 2010, announcing results for the quarter ended June 30, 2010.*

_________
*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date: August 3, 2010	By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel, Secretary, and Chief Compliance Officer

Exhibit Index

Exhibit
Number	Document

3.1	Amended and Restated Bylaws, effective as of August 3, 2010.*

99.1	Press release dated August 3, 2010, announcing quarterly dividends.*

99.2	Press release dated August 3, 2010, announcing results for the quarter ended June 30, 2010.*

__________
*Filed Herewith